MILLER/HOWARD HIGH INCOME EQUITY FUND
COMMON SHARES

CAPITAL ON DEMAND™

SALES AGREEMENT
October 18, 2017
JONESTRADING INSTITUTIONAL SERVICES LLC
757 Third Avenue, 23rd Floor
New York, NY 10017
Ladies and Gentlemen:
Miller/Howard High Income Equity Fund, a Delaware statutory trust (the “Fund”), and Miller/Howard Investments, Inc. a Delaware corporation (the “Adviser”), confirm their agreement (this “Agreement”) with JonesTrading Institutional Services LLC (“Jones”), as follows:
1.       Issuance and Sale of Shares.  The Fund agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Jones, acting as agent and/or principal, the Fund’s common shares of beneficial interest, par value $0.001 per share (the “Shares”), as the Fund and Jones shall mutually agree from time to time, having an aggregate offering price of up to $50,000,000.  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Shares issued by the Fund and sold through Jones under this Agreement, shall be the sole responsibility of the Fund, and Jones shall have no obligation in connection with such compliance.  The issuance and sale of the Shares through Jones will be effected pursuant to the Registration Statement (as defined below) filed by the Fund and declared effective by the Securities and Exchange Commission (the “Commission”).
The Fund has entered into an Investment Advisory Agreement with the Adviser dated as of November 3, 2014 (the “Investment Advisory Agreement”), a Custodian Agreement with U.S. Bank National Association (“US Bank”) dated as of November 3, 2014 (the “Custodian Agreement”), an Administration Servicing Agreement with U.S. Bancorp Fund Services, LLC dated as of November 3, 2014 (the “Administration Agreement”) and a Transfer Agent and Registrar Services Agreement with American Stock Transfer & Trust Company, LLC (“AST”) dated as of November 5, 2014 the “Transfer Agency Agreement.”

Collectively, the Investment Advisory Agreement, the Custodian Agreement, the Administration Agreement and the Transfer Agency Agreement are herein referred to as the “Fund Agreements.”  In addition, the Fund has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which the applicable holders of Shares shall have their dividends automatically reinvested in additional Shares of the Fund unless they elect to receive such dividends in cash.

The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), with the Commission a registration statement on Form N-2 (File Nos.  333-220004 and 811-22553) (the “Original Registration Statement”), including a base prospectus (“Base Prospectus”), with respect to the Shares.  The Fund shall prepare one or more supplements relating to the Shares (collectively, the “Prospectus Supplement”) to the Base Prospectus, to be filed with the Commission pursuant to Rule 497 under the Securities Act.  The Fund shall furnish to Jones, for use by Jones, copies of the Base Prospectus, as supplemented by the Prospectus Supplement, relating to the Shares.  Except where the context otherwise requires, the Original Registration Statement, as amended when it became effective, including all documents filed as part thereof, including the Fund’s Statement of Additional Information, and including any information contained in a Prospectus Supplement subsequently filed with the Commission pursuant to Rule 497 under the Securities Act is herein called the “Registration Statement.” The Base Prospectus, as it may be supplemented by the Prospectus Supplement, in the form in which such Base Prospectus and/or Prospectus Supplement have most recently been filed by the Fund with the Commission pursuant to Rule 497 under the Securities Act, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Prospectus, or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”). For purposes of this Agreement, all references to the Registration Statement, unless otherwise noted and except as the context otherwise requires, shall be deemed to include any and all amendments thereto filed with the Commission.
2.          Placements.  Each time that the Fund wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify Jones by e-mail notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which the Fund desires the Shares to be sold, which shall, at a minimum, include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, the amount of compensation proposed to be paid by the Fund to Jones, any limitation on the number of Placement Shares that may be sold in any one day, any minimum price below which sales may not be made (a “Placement Notice”), a form of which, containing such minimum sales parameters necessary, is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Fund set forth on Schedule 2 (with a copy to each of the other individuals from the Fund listed on such schedule), and shall be addressed to each of the individuals from Jones set forth on Schedule 2, as such Schedule 2 may be amended from time to time.  The Placement Notice shall be effective upon receipt by Jones unless and until (i) in accordance with the notice requirements set forth in Section 4, Jones, within one (1) business day of its receipt of the Placement Notice, declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Fund or Jones suspends or terminates sale of Placement Shares related to such Placement Notice, (iv) the Fund issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 12.

The amount of any compensation to be paid by the Fund to Jones in connection with the sale of the Placement Shares shall be as agreed to in writing as set forth in the applicable Placement Notice, but in any event, shall not exceed two percent (2%) of gross proceeds for each Placement.  It is expressly acknowledged and agreed that neither the Fund nor Jones will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Fund delivers a Placement Notice to Jones and Jones does not decline, within the time period specified above, such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.
3.          Sale of Placement Shares by Jones.  Subject to the terms and conditions herein set forth, upon the Fund’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, Jones, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  Jones will provide written confirmation to the Fund no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Fund with respect to such sales, with an itemization of deductions made by Jones (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales, and the Net Proceeds (as defined below) payable to the Fund.  The Fund and the Adviser each acknowledge that Jones intends to sell the Placement Shares in privately negotiated transactions and/or any other method permitted by law, including sales made directly on the New York Stock Exchange (the “Exchange”), the then-existing trading market for the Shares or sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, in each case, at or above the then-current net asset value of the Fund’s common shares (exclusive of any compensation payable by the Fund to Jones) as determined by the Fund as of the close of regular trading on the Exchange on the Trading Day immediately preceding the Trading Day on which Jones has made sales of Placement Shares hereunder in accordance with Section 23(b) of the Investment Company Act.  To the extent that Jones acts as the Fund’s agent with respect to any such sale, Jones covenants that it will comply with all prospectus delivery requirements imposed under applicable federal and state securities laws. Jones will not use any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, in connection with the offering and sale of the Placement Shares (collectively, “sales material”) that has not been authorized in writing or prepared by the Fund or the Adviser in connection with the offering and sale of the Placement Shares. To the extent that Jones uses any sales material that has been authorized in writing or prepared by the Fund or the Adviser in connection with the offering and sale of Placement Shares and such sales material is required to be filed with the Financial Industry Regulatory Authority (“FINRA”) under FINRA’s conduct rules, Jones or its counsel will file such sales material with FINRA within the time periods required by FINRA’s conduct rules.

Jones covenants that any statements that it or its directors, officers, employees, agents or affiliates make in connection with the offering and sale of the Placement Shares will be consistent with the disclosure in the Registration Statement and Prospectus.   The Fund and the Adviser each acknowledge and agree that (i) there can be no assurance that Jones will be successful in selling Placement Shares, and (ii) Jones will not incur any liability or obligation to the Fund, the Adviser or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Jones to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section .  For the purposes hereof, “Trading Day” means any day the principal exchange or market on which the Shares are listed or quoted (which, as of the date of this Agreement, is the Exchange) is open for trading.
4.          Suspension of Sales.  The Fund or Jones may, upon notice to the other party in writing (including by e-mail correspondence to all of the individuals of the other party set forth on Schedule 2 or by telephone (confirmed immediately by verifiable facsimile transmission or e-mail correspondence to all of the individuals of the other party set forth on Schedule 2)), suspend or refuse to undertake any sale of Placement Shares; provided, however, that such suspension or refusal shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice.  Each of the parties hereto agrees that no such notice shall be effective against the other unless and until it is made to the individuals named on Schedule 2 hereto in accordance with this Section , as such Schedule may be amended from time to time.
5.          Settlement.
(a)          Settlement of Placement Shares.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Fund on a Settlement Date against the receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) Jones’s compensation for such sales payable by the Fund pursuant to Section  hereof, and (ii) any transaction fees properly imposed by any governmental or self-regulatory organization in respect of such sales.
(b)          Delivery of Shares.  On or before each Settlement Date, the Fund will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Jones’s or its designee’s account (provided Jones shall have given the Fund written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian (“DWAC”) System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, Jones will deliver the related Net Proceeds in same day funds to an account designated by the Fund prior to the Settlement Date.  If the Fund defaults on its obligation to deliver Placement Shares on a Settlement Date, the Fund and the Adviser each agree that, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, the Fund will (i) hold Jones harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Fund and (ii) pay to Jones any other compensation to which it would otherwise have been entitled absent such default.

6.       Representation and Warranty of Jones. Jones represents and warrants to the Fund and the Adviser that it has full corporate power and authority to enter into this Agreement, the execution and delivery of, and the performance by Jones of its obligations under this Agreement have been duly and validly authorized by Jones and this Agreement has been duly executed and delivered by Jones and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding agreement of Jones, enforceable against Jones in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of Jones’ obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).
7.       Representations and Warranties of the Fund and the Adviser.
(a)          Representations and Warranties by the Fund and the Adviser.  The Fund and the Adviser, jointly and severally, represent and warrant to and agree with Jones as of the date hereof, as of each Representation Date (as defined in Section 8(j) below), as of each Settlement Date and as of each Applicable Time (as defined in Section 7(a)(2)) as follows:
(1)          The Fund meets the requirements for the use of Form N-2 under the Securities Act and the Investment Company Act. The Registration Statement has been declared effective by the Commission under the Securities Act.  Each Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto or filed pursuant to Rule 497 of the Securities Act complied when so filed in all material respects with the provisions of the Securities Act and the Investment Company Act. The Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose have been instituted or, to the knowledge of the Fund, are contemplated by the Commission.
(2)          (A)  The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective and as of the date hereof, as of the time of each sale of Placement Shares pursuant to this Agreement (the “Applicable Time”) and as of each Settlement Date, and (B) the Prospectus and any amendment or supplement thereto when filed with the Commission under Rule 497 of the Securities Act and as of the date hereof, as of each Applicable Time and as of each Settlement Date, complied or will comply in all material respects with the provisions of the Securities Act and the Investment Company Act, and each of the Registration Statement, as amended as of any such time, and the Prospectus did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or any Prospectus Supplement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to Jones furnished to the Fund or the Adviser by or on behalf of Jones for use therein.

(3)           Independent Accountants. Deloitte & Touche LLP, is an independent public accountant as required by the Securities Act and the Investment Company Act, provided, however, that Deloitte & Touche LLP shall for purposes of this Agreement be considered independent if it would not be compliant with Rule 2-01(c)(1)(ii)(A) of Regulation S-X solely under the conditions set forth in the SEC Division of Investment Management no action letters to Fidelity Management & Research Company et al. dated June 20, 2016 and September 22, 2017.

(4)           Financial Statements. The financial statements of the Fund included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Fund at the dates indicated and the results of operations and cash flows of the Fund for the periods specified; and all such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements under the Securities Act and the Investment Company Act. The supporting schedules, if any, included in the Registration Statement and Prospectus present fairly, in accordance with GAAP, the information required to be stated therein, and the other financial and statistical information and data included in the Registration Statement and the Prospectus are accurately derived from such financial statements and the books and records of the Fund.

(5)           No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or prospects of the Fund (other than changes resulting from changes in the securities markets generally), whether or not arising in the ordinary course of business (a “Fund Material Adverse Effect”) and (B) there have been no transactions entered into by the Fund which are material with respect to the Fund other than those in the ordinary course of its business as described in the Preliminary Prospectus and the Prospectus.

(6)           Good Standing of the Fund. The Fund has been duly formed and is validly existing in good standing as a statutory trust under the laws of the State of Delaware and has the full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Fund Agreements; and the Fund is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification, except for any such jurisdiction where failure to be in good standing would not have a Fund Material Adverse Effect.

(7)           No Subsidiaries. The Fund has no subsidiaries.

(8)           Investment Company Status. The Fund is duly registered under the Investment Company Act as a closed-end, diversified management investment company under the Investment Company Act and the Fund’s notification of registration as an investment company under the Investment Company Act on Form N-8A, as amended from time to time (the “Investment Company Act Notification”) has been duly filed with the Commission. The Fund has not received any written notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Investment Company Act Notification or the Registration Statement.

  (9)           Officers and Trustees. To the knowledge of the Fund and the Adviser, no person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”). To the knowledge of the Fund and the Adviser, except as disclosed in the Registration Statement and the Prospectus, no trustee of the Fund is (A) an “interested person” (as defined in the Investment Company Act) of the Fund or (B) an “affiliated person” (as defined in the Investment Company Act) of Jones. For purposes of this Section 7(a)(9), the Fund and the Adviser shall be entitled to rely on representations from such officers and trustees.
(10)          Capitalization. The authorized, issued and outstanding common shares of beneficial interest of the Fund are as set forth in the Prospectus, except for those common shares not yet sold through this offering or the Dividend Reinvestment Plan. All issued and outstanding common shares of beneficial interest of the Fund have been duly authorized and validly issued and are fully paid and non-assessable and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); the shares of beneficial interest of the Fund conform in all material respects to the description thereof contained in the Prospectus; none of the outstanding common shares of beneficial interest of the Fund were issued in violation of the preemptive or other similar rights of any securityholder of the Fund; the Placement Shares have been duly and validly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, will be fully paid and non-assessable; and the certificates for the Placement Shares, if any, are in valid and sufficient form.

(11)           Power and Authority. The Fund has full power and authority to enter into this Agreement and the Fund Agreements; the execution and delivery of, and the performance by the Fund of its obligations under this Agreement and the Fund Agreements have been duly and validly authorized by the Fund; and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund and (assuming the due and valid authorization, execution and delivery by the other parties hereto) constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Fund’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(12)           Approval of Investment Advisory Agreement. The Fund’s Board of Trustees has approved the Investment Advisory Agreement in accordance with Section 15 of the Investment Company Act.

(13)           Agreements’ Compliance with Law. This Agreement, each of the Fund Agreements and the Fund’s Declaration of Trust and Bylaws, each as amended or restated from time to time (the “Declaration of Trust” and the “Bylaws”) comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act.

(14)           Absence of Defaults and Conflicts. The Fund is not (i) in violation of its Declaration of Trust or Bylaws, (ii) in breach or default in the performance of the terms of any indenture, contract, lease, mortgage, declaration of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund or of any decree of the Commission, FINRA, any state securities commission, any foreign securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Fund, except with respect to subsection (ii) and (iii) above, where such breach, default or violation would not have a Fund Material Adverse Effect.

(15)           Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund which is required to be disclosed in the Prospectus (other than as disclosed therein), or that could reasonably be expected to result in a Fund Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Prospectus or filed as an exhibit to the Registration Statement, whether or not described or filed as required by the Securities Act or the Investment Company Act, including ordinary routine litigation incidental to the business, are not reasonably expected by the Fund to result in a Fund Material Adverse Effect.

(16)           Accuracy of Descriptions and Exhibits. The statements set forth under the headings “Taxation,” “Voting Rights of Common Shareholders,” “Description of the Common Shares,” “Repurchase of Common Shares” and “Anti-Takeover Provisions” in the Prospectus, and “Tax Aspects” in the Fund’s Statement of Additional Information],

insofar as such statements purport to summarize certain provisions of the Investment Company Act, Delaware law, the Declaration of Trust, the Bylaws, U.S. federal income tax law and regulations or legal conclusions with respect thereto, fairly and accurately summarize such provisions in all material respects; all descriptions in the Registration Statement and the Prospectus of any Fund documents are accurate in all material respects; and there are no material franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act or the Investment Company Act which have not been so described and filed as required.

(17)           Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Fund of its obligations under this Agreement or the Fund Agreements, for the offering, issuance, sale or delivery of the Placement Shares  hereunder, or for the consummation of any of the other transactions contemplated by this Agreement or the Fund Agreements, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been already obtained and under the Securities Act, the Investment Company Act, the rules and regulations of FINRA and the Exchange and such as may be required under state securities laws and except where the failure to obtain or make such filing, authorization, approval, consent, license, order, registration, qualification or decree, either individually or in the aggregate, would not have a Fund Material Adverse Effect.

(18)           Non-Contravention. Neither the execution, delivery or performance of this Agreement, the Fund Agreements, nor the consummation by the Fund of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the Declaration of Trust or the Bylaws, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under any agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound or (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Fund or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument to which the Fund is a party or by which the Fund may be bound or to which any of the property or assets of the Fund is subject except in the case of (ii) and (iii) for such breaches, defaults or violations which would not have, either individually or in the aggregate, a Fund Material Adverse Effect

(19)           Possession of Licenses and Permits. The Fund has such licenses, permits and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its property and to conduct its business in the manner described in the Prospectus, except the absence of which, either individually or in the aggregate, would not have a Fund Material Adverse Effect;

the Fund has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred which allows or, after notice or lapse of time, would allow, revocation or termination thereof or results in any other material impairment of the rights of the Fund under any such Permit, subject in each case to such qualification as may be set forth in the Prospectus , except where such failure to perform its obligations with respect to such Permits, either individually or in the aggregate, would not have a Fund Material Adverse Effect; and, except as described in the Prospectus, none of such Permits contains any restriction that is materially burdensome to the Fund.

(20)           Distribution of Offering Material. The Fund has not distributed and, prior to completion of the issuance and sale of the Placement Shares, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement and the Prospectus and, upon Jones’ prior approval, any Sales Material (as defined below) or other materials permitted by the Securities Act or the Investment Company Act relating to the Placement Shares.

(21)           Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Fund under the Securities Act or the Investment Company Act. There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Placement Shares by the Fund pursuant to this Agreement.

(22)          The Fund’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) is effective.

(23)           Exchange. The Placement Shares are duly listed and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Exchange.  The Fund’s Board of Trustees has validly appointed an audit committee whose composition satisfies the requirements of Rules 303A.06 and 303A.07(a) of the NYSE Listed Company Manual and the Board of Trustees and/or the audit committee has adopted a charter that satisfies the requirements of Rule 303A.07(b) of the NYSE Listed Company Manual.

(24)           FINRA Matters. All of the information provided to Jones or to counsel for Jones by the Fund, its officers and trustees in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules is true, complete and correct.

(25)           Tax Returns. The Fund has filed all tax returns that are required to be filed and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Fund Material Adverse Effect.

(26)           Subchapter M. The Fund is currently in compliance with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) to qualify as a regulated investment company under the Code and intends to direct the investment of the net proceeds of the offering of the Placement Shares in such a manner as to comply with the requirements of Subchapter M of the Code.

(27)           Insurance. The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are believed by the Fund to be prudent and customary in the businesses in which it is engaged and which the Fund believes to be adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including its fidelity bond required by Rule 17g-1 of the Investment Company Act and the Fund’s trustees and officers/errors and omissions insurance policy, are in full force and effect; the Fund is in compliance with the terms of such fidelity bond and policy in all material respects; and there are no claims by the Fund under any such fidelity bond or policy as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Fund Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(28)           Accounting Controls and Disclosure Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the Investment Company Act and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund employs “internal control over financial reporting” (as such term is defined in Rule 30a-3 under the Investment Company Act) and such internal control over financial reporting is and shall be effective as required by the Investment Company Act. The Fund is not aware of any material weakness in its internal control over financial reporting. The Fund employs “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are currently in effect.

(29)           Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Fund or, to the knowledge of the Fund or the Adviser, any of the Fund’s trustees or officers, in their capacities as such, to comply in any material respect with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Sections 302 and 906 related to certifications.

(30)           Fund Compliance with Policies and Procedures. The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Fund, including policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Fund, and has appointed a Chief Compliance Officer in compliance with Rule 38a-1. The Fund will direct the proceeds of the offering of the Placement Shares in such a manner as to comply with the asset coverage requirements of the Investment Company Act.

(31)           Absence of Manipulation. Except as stated in this Agreement and in the Registration Statement or the Prospectus, the Fund has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Placement Shares in violation of the Exchange Act, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund (for these purposes not including Jones), other than the issuance or purchase of the Fund’s common shares of beneficial interest pursuant to the Fund’s Dividend Reinvestment Plan and such actions as taken by Jones pursuant to this Agreement, so long as such actions are in compliance with all applicable law.

(32)           Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the Prospectus or, if applicable, Sales Material (as defined below) is based on or derived from sources that the Fund reasonably believes to be reliable and accurate and all such data included in the Registration Statement, the Prospectus or, if applicable, Sales Material (as defined below), in all material respects, accurately reflects the materials upon which it is based or from which it was derived.

(33)           Advertisements. Any advertising, sales literature or other promotional material (including, but not limited to, advertisements pursuant to Rule 482 of the Securities Act, “prospectus wrappers”, “broker kits”, “broker-only” or “financial adviser only” guides or materials, web-based promotional material (whether for potential investors or financial professionals only), “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by or at the direction of the Fund or the Adviser for distribution to the public in connection with the offering and sale of the Placement Shares (collectively, “Sales Material”) will comply in all material respects with the applicable requirements of the Securities Act, the Investment Company Act and the rules and interpretations of FINRA. No Sales Material will contain an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(34)           Foreign Corrupt Practices Act. Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Fund is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Fund and, to the knowledge of the Fund, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(35)           Money Laundering Laws. The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(36)           OFAC. Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee, affiliate or person acting on behalf of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use any of the proceeds received by the Fund from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)          Representations and Warranties with Respect to the Adviser.  The Adviser represents and warrants to and agrees with Jones as of the date hereof, as of each Representation Date (as defined in Section 8(j) below)), as of each Settlement Date and as of each Applicable Time (as defined in Section 7(a)(2)) as follows:
(1)          Adviser Status. The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act, from acting under the Investment Advisory Agreement as contemplated by the Prospectus.

(2)           Capitalization. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and the Investment Advisory Agreement.

(3)           No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, or business affairs or prospects of the Adviser, whether or not arising in the ordinary course of business (an “Adviser Material Adverse Effect” and (B) there have been no transactions entered into by the Adviser in connection with the Fund which are material with respect to the Adviser other than those in the ordinary course of its business or as described in the Prospectus.

(4)           Good Standing. The Adviser has been duly formed and is validly existing in good standing as a corporation under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Adviser is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification, except for any such jurisdiction where failure to be in good standing would not have a Fund Material Adverse Effect or Adviser Material Adverse Effect.

(5)           Power and Authority. The Adviser has power and authority to enter into this Agreement and the Investment Advisory Agreement; the execution and delivery of, and the performance by the Adviser of its obligations under this Agreement and the Investment Advisory Agreement have been duly and validly authorized by the Adviser; and this Agreement and the Investment Advisory Agreement have been duly executed and delivered by the Adviser and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and legally binding agreements of the Adviser, enforceable against the Adviser in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(6)           Description of the Adviser. The description of the Adviser and its business and the statements attributable to the Adviser in the Prospectus complies in all material respects with the provisions of the Securities Act, the Investment Company Act and the Advisers Act and does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(7)           Non-Contravention. Neither the execution, delivery or performance of this Agreement or the Investment Advisory Agreement nor the consummation by the Fund or the Adviser of the transactions herein or therein contemplated (i) conflicts with or constitutes a breach of the charter or bylaws of the Adviser, (ii) conflicts with or constitutes a breach of or a default under, any agreement, indenture, lease or other instrument to which the Adviser is a party or by which it or any of its properties may be bound or (iii) violates any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Adviser or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the terms of any agreement or instrument to which the Adviser is a party or by which the Adviser may be bound or to which any of the property or assets of the Adviser is subject, except with respect to subsection (ii) and (iii) above, where such conflict, breach, default or violation would not have an Adviser Material Adverse Effect.

(8)           Agreements’ Compliance with Laws. This Agreement and the Investment Advisory Agreement comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act.

(9)           Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser which is required to be disclosed in the Prospectus (other than as disclosed therein), or that could reasonably be expected by the Adviser to result in an Adviser Material Adverse Effect, or that could reasonably be expected by the Adviser to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Adviser of its obligations under this Agreement or the Investment Advisory Agreement;  the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its property or assets is the subject which are not described in the Prospectus, or filed as an exhibit to the Registration Statement, whether or not described or filed as required by the Securities Act or the Investment Company Act, including ordinary routine litigation incidental to the business, are not reasonably expected by the Advisor to result in an Adviser Material Adverse Effect.

(10)           Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Adviser of its obligations under this Agreement or the Investment Advisory Agreement, in each case except such as have been already obtained under the Securities Act, the Investment Company Act, the rules and regulations of FINRA and the Exchange and such as may be required under state securities laws.

(11)           Possession of Permits. The Adviser has such Permits as are necessary to own its property and to conduct its business in the manner described in the Prospectus; the Adviser has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Adviser under any such Permit, except where the failure to so fulfill or perform, and except with respect to the occurrence of such events as would not, alone or in the aggregate, result in an Adviser Material Adverse Effect.

(12)           Adviser Compliance with Policies and Procedures. The Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Adviser and its supervised persons.

(13)           Absence of Manipulation. The Adviser has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Placement Shares, and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser (for these purposes not including Jones), other than the issuance or purchase of the Fund’s common shares of beneficial interest pursuant to the Fund’s Dividend Reinvestment Plan and such actions as taken by Jones pursuant to this Agreement, so long as such actions are in compliance with all applicable law.

(14)           Internal Controls. The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with management’s general or specific authorization.

(16)           Money Laundering Laws. The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened.

(17)           Foreign Corrupt Practices Act. Neither the Adviser nor, to the knowledge of the Adviser, any trustee, officer, agent, employee or affiliate of the Adviser is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Adviser and, to the knowledge of the Adviser, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(18)           OFAC. Neither the Adviser nor, to the knowledge of the Adviser, any director, officer, agent, employee or affiliate of the Adviser is currently subject to any U.S. sanctions administered by OFAC; and the Adviser will not cause the Fund, directly or indirectly, to use any of the proceeds received by the Fund from the sale of Placement Shares contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(c)          Certificates.  Any certificate signed by any officer of the Fund or the Adviser and delivered to Jones or to counsel for Jones shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to Jones as to the matters covered thereby.

8.          Covenants of the Fund and the Adviser.  The Fund and the Adviser, jointly and severally, covenant and agree with Jones that:
(a)          The Fund will promptly advise Jones (i) when, during any period that a prospectus relating to the offer or sale of Placement Shares is required to be delivered under the Securities Act, any amendment to the Registration Statement affecting the Placement Shares shall have become effective, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus, or for any additional information, affecting or in respect of the Placement Shares, (iii) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement affecting the Placement Shares or the institution or threatening of any proceeding for that purpose, and (iv) the receipt by the Fund of any notification with respect to the suspension of the qualification of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Fund will not file any amendment to the Registration Statement affecting the Placement Shares or any supplement to the Prospectus affecting the Placement Shares unless the Fund has furnished Jones (either directly or through its legal counsel) with a copy for its review prior to filing.  Subject to the foregoing sentence, the Fund will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 497 under the Securities Act.  The Fund will use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement affecting the Placement Shares and, if issued, to promptly obtain its withdrawal thereof.  The Fund will timely file the requisite copies of the Prospectus with the Commission pursuant to Rule 497(c) or Rule 497(h) under the Securities Act, whichever is applicable or, if applicable, will timely file the certification permitted by Rule 497(j) under the Securities Act and will advise Jones of the time and manner of such filing.
(b)          During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Jones under the Securities Act with respect to a pending sale of the Placement Shares, the Fund will comply in all material respects with the requirements imposed upon it by the Securities Act and the Investment Company Act, as from time to time in force, and will file with the Commission and the Exchange all documents pursuant to the Securities Act and the Investment Company Act in the manner and within the time period required by the Securities Act and the Investment Company Act, so far as such compliance and filings are necessary to permit the continuance of sales of the Placement Shares during such periods in accordance with the provisions hereof and the Prospectus.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Fund will promptly notify Jones to suspend the offering of Placement Shares during such period and the Fund will promptly amend or supplement the Registration Statement or Prospectus so as to correct such statement or omission or effect such compliance.

(c)          During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Jones under the Securities Act with respect to a pending sale of the Placement Shares, the Fund will use its reasonable best efforts to cause the Placement Shares to be listed on the Exchange and to qualify, if necessary, the Placement Shares for sale under the securities laws of such United States jurisdictions as Jones reasonably designates and to continue such qualifications in effect so long as required for the issuance and sale of the Placement Shares in accordance with this Agreement; provided, however, that the Fund shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process in any jurisdiction, or meet any other requirement in connection with this Section 8(c) deemed by the Fund to be unduly burdensome.
(d)          The Fund will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Fund’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Securities Act.
(e)          The Fund agrees to pay all costs, fees and expenses incurred in connection with performance of its obligations hereunder and in connection with the transactions contemplated under this Agreement, including, without limitation, (i) all expenses incident to the issuance and delivery of the Placement Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Placement Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Shares, (iv) all reasonable fees and expenses of the Fund’s counsel and the Fund’s independent public or certified public accountants and other advisers, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts) and the Prospectus, and all amendments and supplements thereto and this Agreement, (vi) all filing fees, distribution fees, attorneys’ fees and expenses incurred in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Shares for offer and sale under the state securities or blue sky laws, including, if requested by Jones, the preparation by counsel for Jones and printing of a “Blue Sky Survey” or other memorandum, and any supplements thereto, advising Jones of such qualifications, registrations and exemptions (provided that any fees of counsel for Jones shall be limited in accordance with clause (ix) below), (vii) the fees and expenses associated with listing the Placement Shares on the NYSE, (viii) all fees associated with any filings required to be made with FINRA (including the reasonable fees and disbursements of counsel to Jones in connection with the review by FINRA of the terms of the sale of the Placement Shares), such fees and disbursements to be limited in accordance with clause (ix) below), (ix) the reasonable fees and expenses of counsel for Jones (provided such fees and expenses (a) shall not exceed $30,000 in connection with the preparation and execution of this Agreement and the preparation and filing of the initial Prospectus Supplement dated as of the date hereof relating to the Placement Shares and providing the services described in clauses (vi) and (viii) above and (b) shall not exceed $10,000 on an annual basis in each annual period following the date of this Agreement), and (x) all other fees, costs and expenses incident to the performance by the Fund of its obligations hereunder.

Except as provided in Section 8(e)(ix) above with respect to Jones (the “Reimbursable Amounts”), the aggregate amount of any compensation to be paid by the Fund to Jones in connection with Jones’ performance of its obligations under this Agreement shall be as agreed to in writing as set forth in the applicable Placement Notice, but in any event, shall not exceed two percent (2%) of gross proceeds for each Placement. The Fund shall pay to Jones the Reimbursable Amounts in addition to such compensation set forth in the applicable Placement Notice.
(f)          The Fund will use the Net Proceeds as described in the Prospectus.
(g)          The Fund will, at any time during the term of this Agreement, as supplemented from time to time, advise Jones immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Jones pursuant to this Agreement.
(h)          The Fund will cooperate with any reasonable due diligence review conducted by Jones or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, as Jones may reasonably request; provided, however, that the Fund shall be required to make available documents and senior corporate officers only (i) at the Fund’s principal offices (unless otherwise agreed to by the parties) and (ii) during the Fund’s ordinary business hours.  The parties acknowledge that the due diligence review contemplated by this Section 8(h) will include during the term of this Agreement (x) a bring-down diligence conference among Jones and certain officers of the Fund and/or employees of the Adviser, as appropriate, upon the delivery by the Fund of a Placement Notice and (y) a diligence conference to occur as promptly as practicable following the Fund’s filing of each of its annual and semi-annual reports on Form N-CSR and N-CSRS, respectively (the “Reports”) whereby the Fund and the Adviser will make certain officers of the Fund and/or employees of the Adviser, as appropriate, reasonably available to address certain diligence inquiries of Jones and will provide such additional information and documents as Jones may reasonably request. The requirement to conduct a due diligence session under this Section 8(h) shall be waived if at the time such due diligence session is required pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date (as defined below), the Fund shall conduct the due diligence session contemplated by this Section 8(h) at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares.
(i)          The Fund agrees that on such dates as the Securities Act shall require, the Fund will (i) file a Prospectus Supplement with the Commission under Rule 497 under the Securities Act, which Prospectus Supplement will set forth, within the relevant period, the amount of Placement Shares sold through Jones, the Net Proceeds to the Fund and the compensation payable by the Fund to Jones with respect to such Placement Shares, and (ii) deliver such number of copies of each such Prospectus Supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(j)          During the term of this Agreement, each time the Fund (i) files a  Prospectus relating to the Placement Shares, (ii) amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement (other than a Prospectus Supplement filed in accordance with Section 8(i) of this Agreement or a post-effective amendment solely to file this Agreement as an exhibit to the Registration Statement) or (iii) files a Report (to the extent not already covered by subsection (i) or (ii) of this Section 8(j)), each of the Fund and the Adviser shall furnish Jones with a certificate, in the form attached hereto as Exhibit 8(j).  (Each filing date contemplated in subsections (i), (ii) and (iii) of this Section 8(j) is referred to herein as a “Representation Date”). With respect to post-effective amendments to the Registration Statement contemplated by this Section 8(j), if the Fund is not otherwise permitted (including by no-action relief issued by the staff of the Commission) to rely on Rule 486(b) regarding the effective date of a post-effective amendment, the Representation Date shall be the date the Commission declares such amendment effective and all Representation Date deliveries relating thereto which are required by Section 8 shall be delivered on or as promptly as practicable following the date of effectiveness of such amendment. If the Fund is permitted to rely on Rule 486(b) (including by no-action relief issued by the staff of the Commission) in connection with the filing of a post-effective amendment, then the Representation Date shall be the date such post-effective amendment is filed with the Commission. The requirement to provide the certificates under this Section 8(j) shall be waived if at the time of the required delivery of such certificate pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall provide Jones with such certificates at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares, dated the date of the Placement Notice or the resumption of the sale of the Placement Shares, as applicable.
(k)          Except as otherwise provided in this Section 8(k), on the date hereof and thereafter as of each Representation Date, the Fund shall cause to be furnished to Jones with a written opinion of Shearman & Sterling LLP (the “Fund Counsel”) and a written opinion of Morris, Nichols, Arsht and Tunnell, LLP (“Delaware Counsel”), each dated the Representation Date, in substantially the form attached hereto as Exhibit 8(k)(1) and Exhibit 8(k)(3), respectively, but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented, or in such other form or forms as are reasonably acceptable to Troutman Sanders LLP, counsel for Jones; provided, however, that in lieu of such opinions, counsel may furnish Jones with a letter to the effect that Jones may rely on a prior opinion delivered under this Section 8(k) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).  Insofar as any opinion of Fund Counsel relates to or is dependent upon matters governed by Delaware law, Fund Counsel will be permitted to rely on the opinion of Delaware Counsel or such other Delaware counsel as it may select. In the event a Representation Date is triggered by the Fund’s filing of a Report, the Fund shall cause Fund Counsel to deliver to Jones the negative assurance letter set forth in Exhibit 8(k)(2).

The requirement to provide the opinions of Fund Counsel and Delaware Counsel contemplated by this Section 8(k) shall be waived if at the time of the required delivery of such opinion pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall provide Jones with such opinions of Fund Counsel and Delaware Counsel at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares, dated the date of the Placement Notice or the resumption of the sale of the Placement Shares, as applicable.
(l)          Except as otherwise provided in this Section 8(l), on the date hereof and thereafter as of each Representation Date, the Adviser shall cause to be furnished to Jones with a written opinion of the Adviser’s general counsel (the “Adviser Counsel”), dated the Representation Date, in substantially the form attached hereto as Exhibit 8(l)(1), but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented, or in such other form or forms as are reasonably acceptable to Troutman Sanders LLP, counsel for Jones; provided, however, that in lieu of such opinion, counsel may furnish Jones with a letter to the effect that Jones may rely on a prior opinion delivered under this Section 8(l) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).  No opinion required by this Section 8(l) shall be required upon the Fund’s filing of a Report. The requirement to provide the opinion of Adviser Counsel contemplated by this Section 8(l) shall be waived if at the time of the required delivery of such opinion pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall provide Jones with such opinion of Adviser Counsel at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares, dated the date of the Placement Notice or the resumption of the sale of the Placement Shares, as applicable.
(m)          On the date hereof and each time that the Registration Statement is amended, or the Prospectus supplemented, in each case, to include additional or amended audited financial information, the Fund shall cause its independent accountants to furnish Jones letters (the “Comfort Letters”), currently dated, in form and substance reasonably satisfactory to Jones, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

In the event that the Registration Statement is amended or the Prospectus supplemented to include additional unaudited financial information and upon the filing by the Fund of a semi-annual report on Form N-CSR (“Semi-Annual Report”), and, in each case, to the extent the Fund’s independent accountants have not been engaged by the Fund to perform a review of such financial information, the Fund shall deliver to Jones on the date that such amendment to the Registration Statement is filed or that the Prospectus is so supplemented, or within three (3) business days of the Fund’s filing of a Semi-Annual Report, as applicable, a certificate of the Fund’s chief financial officer substantially in the form attached hereto as Exhibit 8(m), or in such other form or forms as are acceptable to Troutman Sanders LLP, counsel for Jones (the “CFO Certificate”). The requirement to provide a Comfort Letter, or CFO Certificate, as applicable, under this Section 8(m) shall be waived if at the time of the required delivery of the Comfort Letter or CFO Certificate pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring applicable Representation Date, the Fund shall provide Jones with a Comfort Letter or CFO Certificate, as applicable, at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares, dated the date of the Placement Notice or the resumption of the sale of the Placement Shares, as applicable.
(n)          On the date hereof and thereafter as of each Representation Date, each of the Fund and the Adviser shall furnish Jones with a certificate of its respective Secretary or other authorized officer or representative, in form and substance reasonably satisfactory to Jones. The requirement to provide a certificate under this Section 8(n) shall be waived if at the time of the required delivery of such certificate pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall provide Jones with such certificate at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares, dated the date of the Placement Notice or the resumption of the sale of the Placement Shares, as applicable.
(o)          Each Placement Notice delivered by the Fund to Jones shall be deemed to be an affirmation that the representations and warranties made by it in this Agreement are true and correct in all material respects at the time such Placement Notice is delivered, and that the Fund has complied in all material respects with all of the agreements to be performed by it hereunder at or prior to such time.
(p)          The Fund (including its agents and representatives, other than Jones in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act and including without limitation any sales material), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder, except by means of the Prospectus or, upon Jones’ prior approval, such approval not to be unreasonably withheld or delayed, other sales material permitted by the Securities Act or Investment Company Act.

(q)          The Fund will comply in all material respects with all requirements imposed upon it by the Securities Act, the Exchange Act and the Investment Company Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.
(r)          The Fund will not, without giving Jones at least three (3) business days prior written notice of a proposed sale, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Shares (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Shares, warrants or any rights to purchase or acquire, Shares during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to Jones hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Fund’s issuance or sale of Shares pursuant to (i) the Dividend Reinvestment Plan, and (ii) conversion of securities or the exercise of warrants, options or other rights in effect or outstanding as of the date of this Agreement.
(s)          The Fund will furnish to Jones and its counsel (at the expense of the Fund) copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus relating to the registration and issuance of the Placement Shares pursuant to this Agreement that are filed with the Commission during the period in which a prospectus relating to the Placement Shares is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities as Jones may from time to time reasonably request.
(t)          Each of the Fund and the Adviser acknowledges and agrees that Jones has informed the Fund that Jones may, to the extent permitted under the Securities Act,  Exchange Act and the Investment Company Act, purchase and sell Placement Shares for its own account at the same time as Placement Shares are being sold by the Fund pursuant to this Agreement, provided that (i) the Fund shall not be deemed to have authorized or consented to any such purchases or sales by Jones and (ii) no such purchases or sales shall take place while a Placement Notice is in effect (except to the extent Jones may engage in sales of Placement Shares (A) purchased or deemed purchased from the Fund as a “riskless principal” or in a similar capacity or (B) with respect to errors that cause Jones to take an unplanned principal positions, in each case only to the extent such sales are permitted under the Securities Act, the Exchange Act and the Investment Company Act).
(u)          The Fund will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Jones; provided, however, the Fund may issue and sell Shares pursuant to the Dividend Reinvestment Plan, in each case, so long as such issuances and sales are in compliance with applicable law.

9.          Conditions to Jones’s Obligations.  The obligations of Jones hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Fund and the Adviser herein, to the due performance by the Fund and the Adviser of their respective obligations hereunder and to the continuing satisfaction (or waiver by Jones in its sole discretion) of the following additional conditions:
(a)          The Registration Statement shall have become effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by Jones and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.
(b)          None of the following events shall have occurred and be continuing:  (i) receipt by the Fund of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus relating to or affecting the Placement Shares; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or order pursuant to Section 8(e) of the Investment Company Act having been issued and proceedings therefor initiated, or to the knowledge of the Fund, threatened by the Commission; (iii) receipt by the Fund of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Fund’s reasonable determination that a post-effective amendment to the Registration Statement is required.
(c)          Jones shall not have advised the Fund that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of a material fact regarding Jones that in Jones’ opinion is material, or omits to state a fact that in Jones’ opinion is material and is required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus, is required to be stated therein or  necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(d)          Except as contemplated or disclosed in the Prospectus, or disclosed in the Fund’s Reports filed with the Commission, there shall not have been any material change, on a consolidated basis, in the authorized capital stock of the Fund or any Fund Material Adverse Effect or Adviser Material Adverse Effect, or any development that may reasonably be expected by the Fund (in the case of a Fund Material Adverse Effect) or the Adviser (in the case of an Adviser Material Adverse Effect), to cause a Fund Material Adverse Effect or Adviser Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Fund’s outstanding debt or preferred securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Fund’s outstanding debt or preferred securities, the effect of which, in the case of any such action by a rating organization described above, in the sole judgment of Jones (without relieving the Fund of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)          Jones shall have received the opinions of Fund Counsel and Delaware Counsel required to be delivered pursuant to Section 8(j) on or before the date on which such delivery of such opinions are required pursuant to Section 8(j).
(f)          Jones shall have received the opinion of Adviser Counsel required to be delivered pursuant to Section 8(l) on or before the date on which such delivery of such opinion is required pursuant to Section 8(l).
(g)          Jones shall have received the Comfort Letter, or to the extent applicable, the CFO Certificate, required to be delivered pursuant to Section 8(m) on or before the date on which such delivery of such Comfort Letter or CFO Certificate is required pursuant to Section 8(m).
(h)          Jones shall have received the certificates required to be delivered pursuant to Section 8(j) and Section 8(n) on or before the date on which delivery of such certificate is required pursuant to Section 8(j) and Section 8(n), respectively.
(i)          Trading in the Shares shall not have been suspended on the Exchange.
(j)          On each date on which the Fund is required to deliver a certificate pursuant to Section 8(j), the Fund shall have furnished to Jones such appropriate further information, certificates and documents as Jones may reasonably request.  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.  The Fund will furnish Jones with such conformed copies of such opinions, certificates, letters and other documents as Jones shall reasonably request.
(k)          All filings with the Commission required of the Fund by Rule 497 under the Securities Act to have been filed prior to the delivery of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497.
(l)          The Placement Shares shall have been approved for listing on the Exchange, subject only to notice of issuance.
(m)          There shall not have occurred any event that would permit Jones to terminate this Agreement pursuant to Section 12(a).

(n)          Prior to the delivery of the first Placement Notice, FINRA shall have confirmed that it has no unresolved objection with respect to the fairness and reasonableness of the placement terms and arrangements set forth herein.
10.          Indemnification and Contribution.
(a)          Indemnification by the Fund and the Adviser.  The Fund and the Adviser, jointly and severally, agree to indemnify and hold harmless Jones, its directors, members, officers and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
(1)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430A or Rule 497 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any sales material, any Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(2)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(e) below) any such settlement is effected with the written consent of the Fund and the Adviser; and
(3)          against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Jones), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission, or alleged untrue statement or omission, made in the Registration Statement (or any amendment thereto), any sales material, or any Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Fund or the Adviser by Jones expressly for use in the Registration Statement (or any amendment thereto), any sales material, or in any Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that the Fund or the Adviser might otherwise have.

(b)          Indemnification by Jones.  Jones agrees to indemnify and hold harmless each of the Fund and the Adviser, each of their directors, trustees, members, each of their officers, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or who is controlled by or is under common control with the Fund or the Adviser, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any sales material, or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Adviser by Jones expressly for use in the Registration Statement (or any amendment thereto), any sales material, or any Prospectus (or any amendment or supplement thereto).  This indemnity agreement will be in addition to any liability that Jones might otherwise have. As of the date hereof, the Fund and the Adviser acknowledge that Jones has not furnished any information to the Fund for inclusion in the Prospectus.
(c)          Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows:  counsel to Jones, its directors, members, officers, and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by Jones; counsel to the Fund, its directors, trustees, members, each of its officers, each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Fund; and counsel to the Adviser, its directors, trustees, members, each of its officers, each person, if any, who controls the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for Jones, its directors, members, officers, and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Fund, each of its directors, trustees, members, each of its officers, each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Adviser, its directors, trustees, members, each of its officers, each person who controls the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(e)          Other Agreements with Respect to Indemnification and Contribution.  The provisions of this Section 10 hereof shall not affect any agreements among the Fund and the Adviser with respect to indemnification of each other or contribution between themselves.
(f)          Contribution.
(1)          If the indemnification provided for in this Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and Jones on the other hand from the offering of the Placement Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Adviser on the one hand and of Jones on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
(2)          The relative benefits received by the Fund and the Adviser on the one hand and Jones on the other hand in connection with the offering of the Placement Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the Net Proceeds from the offering of the Placement Shares pursuant to this Agreement (before deducting expenses) received by the Fund and the Adviser and the total compensation received by Jones, bear to the aggregate gross proceeds from the sale of Placement Shares pursuant to this Agreement.

(3)          The relative fault of the Fund and the Adviser on the one hand and Jones on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund, by the Adviser, or by Jones and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(4)          The Fund, the Adviser, and Jones agree that it would not be just and equitable if contribution pursuant to this Section 10(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(f).  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
(5)          Notwithstanding the provisions of this Section 10(f), Jones shall not be required to contribute any amount in excess of the amount by which the total price of the Placement Shares actually distributed by Jones exceeds the amount of any damages that Jones has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
(6)          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(7)          For purposes of this Section 10(f), each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contributions as Jones, and each person who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Fund and the Adviser and each trustee, director or member of the Fund and the Adviser shall have the same rights to contribution as the Fund or the Adviser.
(g)          The indemnity and contribution agreements contained in this Section 10 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of Jones, its directors, members, officers, and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and or by or on behalf of the Fund and/or the Adviser, each of their directors, trustees, members, each of their officers who signed the Registration Statement, each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) delivery and acceptance of the Placement Shares and payment therefor, or (iii) any termination of this Agreement.  A successor to Jones or to the Fund or the Adviser, its respective directors, trustees, members, each of their officers who signed the Registration Statement, each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10.

11.          Representations and Agreements to Survive Delivery.  All representations and warranties of Jones, the Fund and the Adviser herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Jones, any controlling persons, or the Fund and/or the Adviser (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.
12.          Termination.
(a)          Jones shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Fund Material Adverse Effect or Adviser Material Adverse Effect, has occurred which, in the reasonable judgment of Jones, may materially impair the ability of Jones to sell the Placement Shares hereunder, (ii) the Fund or the Adviser shall have failed, refused or been unable, at or prior to any Settlement Date, to perform in all material respects any agreement on its part to be performed hereunder; (iii) any other condition of Jones’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(e), Section 10, Section 11, Section 17, Section 19 and Section 21 hereof shall remain in full force and effect notwithstanding such termination.  If Jones elects to terminate this Agreement as provided in this Section 12, Jones shall provide the required notice as specified herein.
(b)          The Fund shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time.  In the event that the Adviser ceases to serve as investment adviser to the Fund, the Adviser shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(e), Section 10, Section 11, Section 17, Section 19 and Section 21 hereof shall remain in full force and effect notwithstanding such termination.
(c)          Jones shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time following the period of twelve (12) months after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(e), Section 10, Section 11, Section 17, Section 19 and Section 21 hereof shall remain in full force and effect notwithstanding such termination.
(d)          This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8(e), Section 10, Section 11, Section 17, Section 19 and Section 21 shall remain in full force and effect.

(e)          Except as otherwise provided in Sections 12(b) or 12(c), any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Jones or the Fund or the Adviser, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.
(f)          Any Reimbursable Amounts owed to Jones upon a termination in accordance with this Section 12 shall be payable by the Fund to Jones only to the extent such Reimbursable Amounts are actually incurred by Jones as contemplated by FINRA Rule 5110(f)(2)(D).
(g)          Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through Jones on the terms and subject to the conditions set forth herein; provided that the provisions of Section 8(e), Section 10, Section 11, Section 17, Section 19 and Section 21 hereof shall remain in full force and effect notwithstanding such termination.
13.          Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to Jones, shall be delivered to Jones at JonesTrading Institutional Services LLC, 32133 Lindero Canyon Road, Suite 208, Westlake Village, California 91361, Attention: General Counsel, fax no.  (781) 416-2899, email (JTCM@jonestrading.com), and Troutman Sanders LLP, 1001 Haxall Point, Richmond, Virginia 23219, Attention: Michael T. Damgard, fax no.  (804) 698-5185, email (teddy.damgard@troutmansanders.com); or if sent to the Fund or the Adviser, shall be delivered to Miller/Howard High Income Equity Fund, 10 Dixon Avenue, PO Box 549, Woodstock, New York, 12498, Attention: Annemarie Gilly, fax no.: (845) 679-5862, email am@mhinvest.com with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Paul Schreiber, fax no. (646) 848-8920, email PSchreiber@Shearman.com.  Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).  For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.
14.          Successors.  This Agreement shall inure to the benefit of and be binding upon Jones, the Fund and the Adviser and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Jones, the Fund and the Adviser and their respective successors and the controlling persons and directors, officers, members and trustees referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Jones, the Fund and the Adviser and their respective successors, and said controlling persons and officers, directors, members and trustees referred to in Section 10 and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Placement Shares from Jones shall be deemed to be a successor by reason merely of such purchase.

15.          Confidentiality. Jones agrees to treat all records and other information related to the Adviser or the Fund as proprietary information of the Adviser or the Fund, as applicable and, on behalf of itself and its employees, to keep confidential all such information, except that Jones may release such information as approved in writing by the Fund or the Adviser as applicable.
16.          Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
17.          Governing Law Provisions.
(a)          Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.
(b)          Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal or state courts of the United States of America located in the Southern District of New York and borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
18.          General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings, titled and captions herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

19.          Waiver of Jury Trial.  The Fund, the Adviser and Jones each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.
20.          Adjustments for Stock Splits.  The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.
21.          Absence of Fiduciary Relationship.  The Fund and the Adviser acknowledge that in connection with the offering of the Placement Shares: (a) Jones has acted at arm’s length and owes no fiduciary duties to, the Fund, the Adviser or any other person; (b) Jones owes the Fund and the Adviser only those duties and obligations set forth in this Agreement and prior or contemporaneous written agreements (to the extent not superseded by this Agreement), if any, and (iii) Jones may have interests that differ from those of the Fund and the Adviser.  The Fund and the Adviser waive to the full extent permitted by applicable law any claims any of them may have against Jones arising from an alleged breach of fiduciary duty in connection with the offering of the Placement Shares as contemplated by this Agreement.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Fund, the Adviser and Jones, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Fund and the Adviser and Jones.
Very truly yours,

MILLER/HOWARD HIGH INCOME EQUITY FUND

By:
Name:
Title:

MILLER/HOWARD INVESTMENTS, INC.

By:
Name:
Title:

ACCEPTED as of the date first-above written:

JONESTRADING INSTITUTIONAL SERVICES LLC

By:
Name:
Title:

SCHEDULE 1
FORM OF PLACEMENT NOTICE
From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	Capital On Demand - Placement Notice
Date:
Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Capital On Demand™ Sales Agreement between Miller/Howard High Income Equity Fund (the “Fund”), Miller/Howard Investments, Inc. and JonesTrading Institutional Services LLC (“Jones”) dated October [__], 2017, I hereby request on behalf of the Fund that Jones sell up to [___________] shares of the Fund’s common shares of beneficial interest, $0.001 par value per share, at a minimum market price of $_______ per share.

The time period during which sales are requested to be made shall be ________________.

[No more than __________ shares may be sold in any one trading day.]

Commission/Discount: _____
ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY JONES, AND/OR THE CAPACITY IN WHICH JONES MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).

SCHEDULE 2
JONESTRADING INSTITUTIONAL SERVICES LLC

Shlomo “Moe” Cohen	Steven A. Chmielewski
Managing Director	Chief Operating Officer & General Counsel
JonesTrading Institutional Services LLC	JonesTrading Institutional Services LLC
757 Third Avenue, 23rd Floor	265 Franklin Street, 18th Floor
New York, NY 10017	Boston, MA 02110
(212) 907-5332	(781) 416-2896
moec@jonestrading.com	steve@jonestrading.com

Trent McNair
Chief Financial Officer
JonesTrading Institutional Services LLC
32133 Lindero Canyon Road Suite 208
Westlake Village, CA 91361
(818) 991-5500
trentm@jonestrading.com

MILLER/HOWARD HIGH INCOME EQUITY FUND

Annemarie Gilly	John Leslie
Chief Operating Officer	Vice President
Miller/Howard High Income Equity Fund	Miller/Howard High Income Equity Fund
PO Box 549	PO Box 549
Woodstock, NY 12498	Woodstock, NY 12498
(845) 679-9166	(845) 679-9166
am@mhinvest.com	jack@mhinvest.com

Paul Brook
Chief Financial Officer
Miller/Howard High Income Equity Fund
PO Box 549
Woodstock, NY 12498
(845) 679-9166
paul@mhinvest.com

Lowell Miller
Chief Investment Officer
Miller/Howard High Income Equity Fund
PO Box 549
Woodstock, NY 12498
(845) 679-9166
lowell@mhinvest.com

Exhibit 8(j)
FUND OFFICER CERTIFICATE
The undersigned, the duly qualified and elected _______________________ of Miller/Howard High Income Equity Fund (the “Fund”), does hereby certify in such capacity and on behalf of the Fund, pursuant to Section 8(j) of the Sales Agreement dated October [__], 2017 (the “Sales Agreement”) between the Fund, Miller/Howard Investments, Inc. and JonesTrading Institutional Services LLC, that to the best of the knowledge of the undersigned:
(i)          Except for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Fund in Section 7(a) of the Sales Agreement (taking into account all materiality qualifiers and other qualifications contained therein) are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and
(ii)          The Fund has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:
Date:

Exhibit 8(j) (Cont’d)
ADVISER OFFICER CERTIFICATE
The undersigned, the duly qualified and elected _______________________ of Miller/Howard Investments, Inc. (the “Adviser”), a Delaware corporation, does hereby certify in such capacity and on behalf of the Adviser, pursuant to Section 8(j) of the Sales Agreement dated October [__], 2017 (the “Sales Agreement”) between the Adviser, Miller/Howard High Income Equity Fund and JonesTrading Institutional Services LLC, that to the best of the knowledge of the undersigned:
(i)          Except for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Adviser in Section 7(b) of the Sales Agreement (taking into account all materiality qualifiers and other qualifications contained therein) are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and
(ii)          The Adviser has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.
By:
Name:
Title:
Date:

Exhibit 8(k)(1)

FORM OF OPINION OF FUND COUNSEL
Subject to the limitations, exceptions and qualifications contained in the definitive opinion letter, such counsel will state that it is of the opinion that:
1.          The Fund is registered with the Commission pursuant to Section 8 of the Investment Company Act as a closed-end, diversified management investment company, and the Fund is not prohibited by the Securities Act or the Investment Company Act from performing its obligations under the Agreement.  The Fund is registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its business requires such registration or qualification, except where the failure to so register and qualify does not have a material adverse effect on the ability of the Fund to perform its obligations under the Agreement.
2.          The Fund’s Amended and Restated Declaration of Trust and Bylaws (collectively, the “Organizational Documents”) and the Fund Agreements comply in all material respects with the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).
3.          The execution and delivery by the Fund of the Agreement does not, and the performance by the Fund of its obligations thereunder and the consummation of the transactions contemplated thereby will not, (a) result in a breach or violation of, or constitute a default under, any contract or agreement filed as an exhibit to the Registration Statement (such contracts and agreements, the “Specified Documents”), (b) result in a violation of (i) the Investment Company Act, (ii) the Advisers Act or (iii) Generally Applicable Law; provided, however, that we do not express any opinion with respect to the anti-fraud provisions of any of (b)(i) or (b)(ii); or (c) violate any judgment, injunction, order or decree of any federal governmental agency or body that is applicable to the Fund and known to us based solely on our review of an officer’s certificate from the Fund and the Adviser.
4.          No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Fund of the Agreement , except as have been obtained and are in full force and effect under the Securities Act or the Investment Company Act, and except as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Shares.  No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body under the Investment Company Act or the Advisers Act is required for the due execution, delivery or performance by the Fund of the Agreement, except as have been obtained and are in full force and effect under the Investment Company Act and the Advisers Act.
5.          The Agreement has been duly authorized, executed and delivered by the Fund, to the extent such authorization, execution and delivery is a matter of New York law.

6.          Each of the Fund Agreements has been duly authorized, executed and delivered by the Fund, to the extent such authorization, execution and delivery is a matter of New York law, and is the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms.
7.          The Fund’s board of trustees has approved the Agreement and the Investment Advisory Agreement in accordance with Section 15(c) of the Investment Company Act.
8.          The description of the U.S. federal income tax consequences set forth in the Prospectus under the captions “Taxation,” and in the statement of additional information under the caption “Tax Aspects,” in each case insofar as such descriptions constitute a statement of U.S. federal income tax law or legal conclusions and subject to the limitations and conditions described therein, are accurate in all material respects.
9.          To our knowledge, based solely on our review of an officer’s certificate from the Fund and the Adviser and a review of docket entries in the federal courts of the United States, and the state courts of Delaware and New York, there are no legal or governmental proceedings pending or threatened to which the Fund is a party that are required to be described in the Registration Statement or the Prospectus and are not so described therein.

 Exhibit 8(k)(2)

FORM OF NEGATIVE ASSURANCE LETTER OF FUND COUNSEL

Subject to the limitations, exceptions and qualifications contained in the definitive negative assurance letter, such counsel shall state that, on the basis of the information gained in the course of performing the services referred to therein, no facts came to such counsel’s attention which caused it to believe that (i) the Registration Statement (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which it has not been requested to comment), as of the date specified in such letter, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Prospectus (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which it has not been requested to comment), as of the date of the Prospectus Supplement or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit 8(k)(3)

FORM OF OPINION OF DELAWARE COUNSEL

Exhibit 8(l)(1)

FORM OF OPINION OF ADVISER COUNSEL
Subject to the limitations, exceptions and qualifications contained in the definitive opinion letter, such counsel will state that it is of the opinion that:
1.          The Adviser has been duly formed and is validly existing as a corporation and in good standing under the law of the State of Delaware, with power and authority under the Delaware General Corporation Law (“DGCL”) to conduct its business as described in the Registration Statement and Prospectus.

2.          The Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is not prohibited by the Advisers Act or the 1940 Act from acting under the Advisory Agreement.
3.          The Sales Agreement has been authorized, executed and delivered by the Adviser by all requisite statutory action on the part of the Adviser under the DGCL.
4.          The Advisory Agreement has been authorized, executed and delivered by the Adviser by all requisite statutory action on the part of the Adviser under the DGCL, and, assuming the authorization, execution and delivery by the other parties thereto, is a valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms.

5.          The execution and delivery by the Adviser of, and the performance by the Adviser of its obligations under, the Sales Agreement and the Advisory Agreement will not (a) conflict with or constitute a breach of the Adviser’s charter or by-laws; (b) constitute a breach or default under any agreement or instrument known to me to which the Adviser is a party or by which the Adviser is bound; or (c) violate any statute, law or regulation applicable to the Adviser in connection with its management of the Fund.

6.          No consent, approval, authorization or license with any United States of America or New York governmental authority, with any governmental authority under the DGCL or under any law, rule or regulation thereunder is required for the performance by the Adviser of its obligations under the Sales Agreement or the Advisory Agreement, except such as have been obtained as required under the 1933 Act, the 1940 Act or the rules of the Financial Industry Regulatory Authority, as to which I express no opinion, and such as to which the failure to obtain would neither have (a) an Adviser Material Adverse Effect or (b) an adverse effect on the consummation of the transactions contemplated by the Sales Agreement.

7.          To my knowledge, there are no actions, suits or proceedings pending or threatened to which the Adviser is a party, before any court, governmental agency or arbitrator which (a) would reasonably be expected to affect adversely the registration of the Adviser with the Commission or (b) would otherwise be required to be described in the Registration Statement or the Prospectus that is not already described therein.

8.          There are no contracts or other documents known to me that are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the 1933 Act or the 1940 Act that relate to the Adviser and have not been described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement.

9.          The description in the Prospectus of the Adviser and its business complies in all material respects with all applicable requirements of the 1933 Act and the 1940 Act.

Exhibit 8(m)
_________  ___, 20__
JonesTrading Institutional Services LLC
757 Third Avenue, 23rd Floor
New York, New York 10017

Ladies and Gentlemen:

This certificate of Miller/Howard High Income Equity Fund, a Delaware statutory trust (the “Fund”), is being delivered on behalf of the Fund by [_________], in connection with the Sales Agreement, dated October [__], 2017], among the Fund, Miller/Howard Investments, Inc. and JonesTrading Institutional Services LLC (the “Agent”) in relation to the issuance and sale from time to time of shares of up to [__________] shares of the Fund’s common stock through the Agent.
1.          I hereby certify that I am the duly elected Chief Financial Officer of the Fund.
2.          I have reviewed the Fund’s unaudited semi-annual financial statements and financial highlights as of and for the semi-annual period ended April 30, 20__ attached hereto as Exhibit A and included in the Fund’s semi-annual report on Form N-CSR (the “Semi-Annual Financial Statements”) and for purposes of this certification, have inquired of other officials of the Fund, as necessary, who have responsibility for certain financial and accounting matters.
3.          Nothing has come to my attention based on my review of the Semi-Annual Financial Statements and my inquiries of other Fund officials as stated above, that causes me to believe that:
(a)        any material modifications should be made to the Semi-Annual Financial Statements for them to be in conformity with accounting principles generally accepted in the United States of America; and
(b)       the Semi-Annual Financial Statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations adopted thereunder by the Securities and Exchange Commission.
[Remainder of page intentionally blank]

Signed by me this _____ day of __________, 20__.

Name:
Title:	[Chief Financial Officer]